                                                                   EXHIBIT 99.3


NEWS RELEASE                                      FUQUA ENTERPRISES, INC.
                                                  ONE ATLANTIC CENTER
                                                  SUITE 5000
                                                  1201 W. PEACHTREE STREET, NW
                                                  ATLANTA, GEORGIA 30309
                                                  Contacts:
                                                  J. Rex Fuqua, Chairman or
                                                  John J. Huntz, Jr., COO
                                                  (404) 815-2000

FOR IMMEDIATE RELEASE

        FUQUA ENTERPRISES, INC. SIGNS MERGER AGREEMENT TO BE ACQUIRED BY
                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
        ----------------------------------------------------------------

 GRAHAM-FIELD SAYS STOCK MERGER IS BOTH SYNERGISTIC AND ACCRETIVE TO EARNINGS
 ----------------------------------------------------------------------------

ATLANTA, GEORGIA (SEPTEMBER 8, 1997) - Graham-Field Health Products, Inc. (NYSE-GFI), a manufacturer and supplier of healthcare products, announced today that it has entered into an Agreement and Plan of Merger to acquire Fuqua Enterprises, Inc. (NYSE-FQE) for approximately $166 million in Graham-Field common stock and the assumption of debt. Fuqua is one of the leading manufacturers of durable medical equipment and furnishings in the United States, marketing a broad range of products to the long-term, home health and acute care segments of the healthcare industry. Fuqua's medical products business was formed through the acquisitions of three businesses: Basic American Medical Products, a leading manufacturer and supplier of beds and patient room furnishings to the long-term care industry; Lumex Medical Products, a leading manufacturer and supplier of patient aids, specialty seating products, bathroom safety products and durable medical products to the home healthcare industry; and Prism Enterprises, which produces heat and cold packs as well as obstetrical vacuum pumps. Fuqua also operates a leather tanning business under the name Irving Tanning, which supplies finished leather to leather product manufacturers both domestically and internationally. Graham-Field announced that while the leather tanning business produces significant profits and strong cash flows and has an excellent management team, Graham-Field will continue to concentrate in its area of expertise and focus in the medical products industry. Although Graham-Field considers the leather tanning business a valuable asset, it will explore strategic alternatives for the leather tanning business.

         In the merger, stockholders of Fuqua will receive 2.1 shares of Graham-Field common stock in a tax-free exchange for each share of common stock of Fuqua. The exchange ratio is subject to upward adjustment in the event that Graham-Field's average stock price for the 10-day period ending two days prior to the merger falls below $13.57, and to downward adjustment in the event that the average stock price exceeds $17.62. Accordingly, Fuqua stockholders are assured of receiving Graham-Field stock valued at not less than $28.50 nor more than $37.00 in exchange for each Fuqua share. There are currently 4,482,709 shares of common stock of Fuqua outstanding. Graham-Field will also assume approximately $55 million of debt in the merger. Graham-Field will account for the transaction as a purchase.

         The closing of the transaction, which is currently anticipated for December 1997, is subject to customary conditions, including approval by the stockholders of both Graham-Field and Fuqua and the receipt of all necessary governmental and regulatory approvals. The principal stockholders of Fuqua which own approximately 46% of the outstanding shares (including the Fuqua family which owns 32%) have entered into voting agreements with Graham-Field pursuant to which they have agreed to vote their shares in favor of the merger. Graham-Field stockholders owning shares representing approximately 37% of the outstanding voting power have entered into similar voting agreements with Fuqua. Both companies expect to mail a joint proxy statement/prospectus to their stockholders following Securities and Exchange Commission clearance and hold special stockholders' meetings to approve the transaction later this year.

         The merger will position Graham-Field as one of the leading suppliers of durable medical products in the healthcare industry. Graham-Field's distribution network and advanced technology systems will provide significant growth opportunities for Fuqua's proven manufacturing capabilities and well-established product lines. With a long history of providing customers with quality healthcare products, the Basic American, Lumex and Prism names are established brands representing leading names to long-term, home health and acute care customers. Fuqua is among the leading suppliers of many of its product lines, including long-term care medical beds, specialty seating products, bathroom safety products, vacuum pumps and heat and cold packs. Basic American is one of the leading single source providers of patient room furnishings in the United States. Integration and cross-selling opportunities between the companies will present significant growth opportunities for Graham-Field. Graham-Field will be able to use existing relationships of Fuqua to cross-sell products to long-term care providers, a virtually untapped marketplace for Graham-Field.

         Graham-Field, based in Hauppauge, New York, is a low-cost provider of over 23,000 medical and surgical products. Graham-Field's products are distributed through a network of approximately 18,500 dealers and other customers in North America. Graham-Field also markets and distributes products throughout Europe, Central and South America and Asia. Graham-Field's state-of-the art distribution system enables large customers to consolidate product purchasing through a single source, increasing efficiency while reducing costs to its customers. Graham-Field has acquired 19 companies since 1981. Most recently, it acquired Medical Supplies of America in August 1997, LaBac Systems in June 1997, Kuschall of America in March 1997, Motion 2000 in February 1997 and Everest & Jennings in November 1996.

         According to Graham-Field Chairman and Chief Executive Officer Irwin Selinger, "the strategic combination of Graham-Field and Fuqua will position the combined enterprise as a leading provider of durable medical equipment products by significantly expanding our presence with long-term care providers and solidifying our strong position in the home healthcare industry. The acquisition is accretive to earnings and strengthens our balance sheet. Equally important, there are a variety of synergies that will reduce costs and help us to service our customers even more efficiently."

         Selinger explained that Graham-Field's strategy of having the broadest product line and the most technologically advanced distribution systems has resulted in its strong growth in the rapidly changing healthcare business. "Fuqua broadens Graham-Field's product line, enhances our manufacturing capabilities and significantly expands our presence with long-term care providers, an untapped area for us." The merger unites Lumex and Everest & Jennings, two of the most recognized brands in the durable medical equipment industry.

         J. Rex Fuqua, the Chairman of the Board of Directors of Fuqua, stated that "we believe that the combination of these two companies will prove to be of major benefit to our stockholders. The healthcare industry is rapidly consolidating and customers are seeking providers that can supply all their medical equipment and supply needs from one source. This combination creates a stronger and more formidable company which will be positioned to capitalize on the strong growth opportunities and the rapidly changing healthcare industry." Mr. Fuqua will join the Board of Directors of Graham-Field following completion of the merger.

         Graham-Field recently reported record revenue and income for the second quarter ended June 30, 1997. Revenue climbed 95% to $57.8 million from the prior year period. Earnings for the second quarter rose threefold to $2.62 million, or $0.11 a share, from $815,000, or $0.06 a share, a year earlier. For the six-month period, Graham-Field revenue rose 92% to $109.2 million. Net income for the six months increased to $4.7 million, or $0.19 a share, from $1.33 million, or $0.09 a share. The number of average shares outstanding rose to 24.3 million from 14.4 million in the previous six-month period.

         The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release contains forward-looking statements based on current expectations that could be affected by the risks and uncertainties involved in Graham-Field's and Fuqua's businesses. These risks and uncertainties include, but are not limited to, the effect of economic and market conditions, the impact of the consolidation of healthcare practitioners, the impact of healthcare reform, opportunities for acquisitions and Graham-Field's ability to effectively integrate acquired companies (including Fuqua), the acceptance and quality of software products, the acceptance and ability to manage operations in foreign markets, possible disruptions in Graham-Field's and Fuqua's computer systems or telephone systems, possible increases in shipping rates or interruptions in shipping service, the level and volatility of interest rates and currency values, the impact of current or pending legislation and regulation, as well as the risks described from time to time in Graham-Field's and Fuqua's reports to the Securities and Exchange Commission, which include Graham-Field's and Fuqua's Annual Report on Form 10-K for the year ended December 31, 1996 and Graham-Field's Registration Statement on Form S-4 dated as of October 18, 1996. Subsequent written or oral statements attributable to Graham-Field, Fuqua or persons acting on their behalf are expressly qualified in their entirety by the cautionary statements in this press release and those in Graham-Field's and Fuqua's reports previously filed with the Securities and Exchange Commission.

                                      -30-